UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 21, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2022, 22nd Century Group, Inc. (the “Company”) and certain institutional investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of shares of common stock pursuant to a registered direct offering (the “Registered Offering” and, together with the Private Placement (as defined below), the “Offerings”). The Investors purchased approximately $35 million of shares, consisting of an aggregate of 17,073,175 shares of common stock at a purchase price of $2.05 per share. The Securities Purchase Agreement provides that, subject to certain exceptions, until the earlier of (i) 90 days after the closing of the Offerings or (ii) the trading day following the date that the Company’s common stock’s closing price exceeds $3.00 for a period of 10 consecutive trading days, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents.

The Securities Purchase Agreement provides that, subject to certain exceptions, for a period of six months following the closing of the Offerings, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

The net proceeds to the Company from the Offerings, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”), the fees of Roth Capital Partners, its financial advisor, and the Company’s estimated offering expenses, were approximately $32.5 million. The Offerings closed on July 25, 2022.

The common stock was offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-239981) previously filed with the Securities and Exchange Commission and declared effective on July 30, 2020, the base prospectus included therein and the related prospectus supplement dated July 21, 2022.

Pursuant to the Securities Purchase Agreement, in a concurrent private placement, the Company issued and sold to the Investors warrants (the “Warrants”) to purchase up to 17,073,175 shares of common stock (the “Private Placement”). The Warrants are exercisable immediately upon issuance at an exercise price of $2.05 per share of common stock, subject to adjustment in certain circumstances, and expire on July 25, 2027.

The Warrants and the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. In connection with each Investor’s execution of a Securities Purchase Agreement, each such Investor represented to the Company that it is an “accredited investor” as defined in rules promulgated under the Securities Act. Each Investor, either alone or together with its representatives, has sufficient knowledge and experience to be considered a sophisticated investor, has access to the type of information sufficient to enable it to evaluate its investment, and has agreed not to resell or distribute the Warrants or the Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act. Under the Securities Purchase Agreement, the Company has agreed to file a registration statement on Form S-3 providing for the resale of the Warrant Shares by the Investors within 45 days of July 21, 2022.

The Company agreed to pay the Placement Agent a cash fee of 5.0% of the gross proceeds from the Offerings, an additional 5.0% cash fee of any cash exercise of the Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $25,000. The engagement agreement with the Placement Agent requires the Company to indemnify the Placement Agent and certain of its affiliates against certain customary liabilities.

The foregoing summaries of the terms of the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference. Each of the Securities Purchase Agreement and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 above in relation to the Warrants and the Warrant Shares is incorporated by reference into this Item 3.02. The Warrants and Warrant Shares were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each Investor has represented that it is an accredited investor, as defined in Regulation D, and has acquired the Warrants for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The Warrants and Warrant Shares were not issued through any general solicitation or advertisement.

Item 7.01. Regulation FD Disclosure.

On July 21, 2022, the Company issued press releases in connection with the Offering and with respect to the information set forth above. A copy of each press release is furnished as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

The information in this item (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d). Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant.

5.1	Opinion of Foley & Lardner, LLP.

10.1	Form of Securities Purchase Agreement, dated July 21, 2022, by and between 22nd Century Group, Inc. and each of the Purchasers (as defined therein).

23.1	Consent of Foley & Lardner, LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 21, 2022.

99.2	Press Release, dated July 21, 2022.

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ James A. Mish
Date: July 25, 2022	James A. Mish
Chief Executive Officer